UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Grove Street, Suite 388
Braintree, MA 02184

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Microbot Medical Inc., a Delaware corporation (the “Company”), entered into a preferred investment option exercise inducement offer letter (the “Inducement Letter”) with certain holders (the “Holders”) of existing (i) preferred investment options to purchase 1,022,495 shares of the Company’s common stock at an exercise price of $2.20 per share, issued on October 25, 2022, as amended on May 24, 2023, (ii) preferred investment options to purchase 350,878 shares of the Company’s common stock at an exercise price of $2.075 per share, issued on June 6, 2023, and (iii) preferred investment options to purchase 312,309 shares of the Company’s common stock at an exercise price of $3.19 per share issued on June 26, 2023 (together, the “Existing Investment Options”), pursuant to which the Holders agreed to exercise for cash their Existing Investment Options to purchase an aggregate of 1,685,682 shares of the Company’s common stock, at a reduced exercised price of $1.62 per share, in consideration for the Company’s agreement to issue new preferred investment options (the “Inducement Investment Options”) having terms as described below, to purchase up to 1,685,682 shares of the Company’s common stock (the “Inducement Investment Option Shares”). The Company expects to receive aggregate gross proceeds of approximately $2.73 million from the exercise of the Existing Investment Options by the Holders and the sale of the Inducement Investment Options, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the transactions summarized above pursuant to an engagement letter, dated October 24, 2023 (the “Engagement Letter”) and will pay Wainwright a cash fee equal to 7.0% of the gross proceeds received from the exercise of the Existing Investment Options as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Investment Options. The Company also agreed to pay Wainwright up to $60,000 for non-accountable expenses, and $15,950 for clearing fees. The Company also agreed to issue to Wainwright or its designees preferred investment options (the “Placement Agent Investment Options,” and such shares of common stock issuable thereunder, the “Placement Agent Investment Option Shares”) to purchase up to 84,284 shares of common stock which will have the same terms as the Inducement Investment Options except for an exercise price equal to $2.025 per share. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the Closing Date (as defined below).

The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about January 3, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Investment Options are registered pursuant to an existing registration statement on Form S-1 (File No. 333-273207), as amended on July 14, 2023, and declared effective by the SEC on July 17, 2023.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) covering the resale of the Investment Option Shares issuable upon the exercise of the Inducement Investment Options (the “Resale Registration Statement”), within 30 days of the date of the Inducement Letter, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the Inducement Letter. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 10 trading days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until six (6) months after the Closing Date (subject to certain exceptions).

Inducement Investment Option Terms

The following summary of certain terms and provisions of the Inducement Investment Options is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Investment Options, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Investment Options is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each Inducement Investment Option will have an exercise price equal to $1.50 per share. The Inducement Investment Options will be immediately exercisable from the date of issuance until five and one-half (5.5) years following the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, a Fundamental Transaction (as defined in the Inducement Investment Options) or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement Investment Options will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Investment Options to the extent that the holder would own more than 4.99% (or, 9.99% at the election of the holder prior to issuance) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Investment Options up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Investment Options.

Cashless Exercise

If, at the time a holder exercises its Inducement Investment Options, a registration statement registering the resale of the Inducement Investment Option Shares by the holder under the Securities Act (as defined herein) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Investment Options.

Trading Market

There is no established trading market for the Inducement Investment Options, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Inducement Investment Options on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Investment Options will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the Inducement Investment Options or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Inducement Investment Options does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Inducement Investment Options. The Inducement Investment Options will provide that the holders of the Inducement Investment Options have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Fundamental Transactions

If at any time the Inducement Investment Options are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the Inducement Investment Options), a holder of Inducement Investment Options will be entitled to receive, upon exercise of the Inducement Investment Options, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Investment Options immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the Inducement Investment Option from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Inducement Investment Option) of the remaining unexercised portion of the Inducement Investment Option on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The Inducement Investment Options may be modified or amended, or the provisions of the Inducement Investment Options waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter, Inducement Investment Option and Placement Agent Investment Option are attached as Exhibits 10.1, 4.1, and 4.2, respectively. The description of the terms of each of the Inducement Letter, the Inducement Investment Option and the Placement Agent Investment Option is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Investment Options and the Placement Agent Investment Options pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the Inducement Investment Options, the Placement Agent Investment Options nor the Inducement Investment Option Shares or the Placement Agent Investment Option Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of each of the Inducement Investment Options and the Placement Agent Investment Options under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Investment Option
4.2	Form of Placement Agent Investment Option
10.1	Form of Inducement Letter
99.1	Press Release of the Company, dated December 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

/s/ Harel Gadot
Harel Gadot
Chairman, President and Chief Executive Officer

Date: January 2, 2024